Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Menderes Akdag, and I, Bruce S. Rosenbloom, each certify to the best of our knowledge, based upon a review of the report on Form 10-Q for the quarter ended December 31, 2017 (the “Report”) of the Registrant, that:

(1)          the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           the information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: January 30, 2018

By:	/s/ Menderes Akdag
Menderes Akdag
Chief Executive Officer and President

By:	/s/ Bruce S. Rosenbloom
Bruce S. Rosenbloom
Chief Financial Officer